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As filed with the Securities and Exchange Commission on January 18, 2017

No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Midstates Petroleum Company, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1311 (Primary Standard Industrial Classification Code Number)	45-3691816 (I.R.S. Employer Identification No.)

321 South Boston, Suite 1000
Tulsa, Oklahoma 74103
(918) 947-8550
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Scott C. Weatherholt
Vice President—General Counsel & Corporate Secretary
Vice President—Land

Midstates Petroleum Company, Inc.
321 South Boston, Suite 1000
Tulsa, Oklahoma 74103
(918) 947-8550
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Matthew R. Pacey
Kirkland & Ellis LLP
600 Travis Street, Suite 3300
Houston, Texas 77002
713-835-3600

Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:    ☒

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Shares of common stock, par value $0.01 per share	13,473,639	$20.97	$282,542,209.83	$32,746.64

Shares of common stock, par value $0.01 per share, underlying warrants	996,654	$20.97	$20,899,834.38	$2,422.29

(1)
Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low sales prices for our common stock as quoted on the NYSE MKT on January 17, 2017, in accordance with Rule 457(c) under the Securities Act of 1933, as amended.

         The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The securities described herein may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell such securities, and it is not soliciting an offer to buy such securities, in any state or jurisdiction where such offer or sale is not permitted.

Subject to Completion, dated January 18, 2017

PROSPECTUS

Midstates Petroleum Company, Inc.

14,470,293 Shares of Common Stock

        This prospectus relates to the resale of an aggregate of 14,470,293 shares of our common stock, which may be offered for sale from time to time by the selling stockholders named in this prospectus. The number of shares the selling stockholders may sell consists of 13,473,639 shares of common stock that are currently issued and outstanding and 996,654 shares of common stock that they may receive if they exercise their warrants. The selling stockholders acquired all of the shares of common stock and warrants covered by this prospectus in a distribution pursuant to Section 1145 under the United States Bankruptcy Code in connection with our plan of reorganization that became effective on October 21, 2016. We are registering the offer and sale of the shares of common stock to satisfy registration rights we have granted to the selling stockholders.

        We are not selling any shares of common stock under this prospectus and will not receive any proceeds from the sale of common stock by the selling stockholders. The shares of common stock to which this prospectus relates may be offered and sold from time to time directly by the selling stockholders or alternatively through underwriters, broker-dealers or agents. The shares of common stock may be sold in one or more transactions, at fixed prices, at prevailing market prices at the time of sale or at negotiated prices. The selling stockholders will be responsible for any underwriting fees, discounts and commissions due to underwriters, brokers-dealers or agents. Please see the section titled "Plan of Distribution" of this prospectus for a more complete description of how the offered common stock may be sold.

        You should carefully read this prospectus and any prospectus supplement before you invest. You also should read the documents we have referred you to in the "Where You Can Find More Information" and the "Incorporation by Reference" sections of this prospectus for information about us and our financial statements.

        Our common stock is listed on the NYSE MKT under the symbol "MPO." On January 17, 2017, the last reported sale price of our common stock on the NYSE MKT was $21.39 per share.

        Investing in our common stock involves risks. See "Risk Factors" on page 3 of this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is                        , 2017.

        Neither we nor the selling stockholders have authorized any dealer, salesman or other person to provide you with information other than the information contained in or incorporated by reference into this prospectus. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the common stock offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of the prospectus, or that the information contained in any document incorporated by reference into this prospectus is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

        This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. See "Risk Factors" and "Cautionary Statement Regarding Forward-Looking Statements."

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        The information in this prospectus includes "forward-looking statements." All statements, other than statements of historical fact included in this prospectus, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus, the words "could," "believe," "anticipate," "intend," "estimate," "expect," "project" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management's current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under the heading "Risk Factors" included in this prospectus.

        Forward-looking statements may include statements about our:

  •
  business strategy, including our business strategy post-emergence from bankruptcy;

  •
  estimated future net reserves from future production of our oil and natural gas reserves and present value thereof;

  •
  the amount of oil and natural gas recoverable from our oil and natural gas properties;

  •
  technology;

  •
  financial condition, revenues, cash flows and expenses;

  •
  levels of indebtedness, liquidity and compliance with debt covenants;

  •
  financial strategy, budget, projections and operating results;

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  oil and natural gas realized prices;

  •
  timing and amount of future production of oil and natural gas;

  •
  availability of drilling and production equipment;

  •
  availability of oilfield labor;

  •
  availability of third party natural gas gathering and processing capacity;

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  the amount, nature and timing of capital expenditures, including future development costs;

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  availability and terms of capital;

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  drilling of wells, including our identified drilling locations;

  •
  successful results from our identified drilling locations;

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  marketing of oil and natural gas;

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  the integration and benefits of asset and property acquisitions or the effects of asset and property acquisitions or dispositions on our cash position and levels of indebtedness;

  •
  infrastructure for salt water disposal and electricity;

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  current and future ability to dispose of produced salt water;

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  sources of electricity utilized in operations and the related infrastructures;

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  costs of developing our properties and conducting other operations;

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  general economic conditions;

  •
  effectiveness of our risk management activities;

  •
  environmental liabilities;

  •
  counterparty credit risk;

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  the outcome of pending and future litigation;

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  governmental regulation and taxation of the oil and natural gas industry;

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  developments in oil-producing and natural gas-producing countries;

  •
  new capital structure and the adoption of fresh start accounting, including the risk that assumptions and factors used in estimating enterprise value vary significantly from the current estimates in connection with the application of fresh start accounting;

  •
  uncertainty regarding our future operating results; and

  •
  plans, objectives, expectations and intentions that are not historical.

        We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the exploration for and development, production, gathering and sale of oil and natural gas. These risks include, but are not limited to, commodity price volatility, inflation, lack of availability of drilling and production equipment and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures and the other risks described under "Risk Factors" in this prospectus.

        Reserve engineering is a process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reserve engineers. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions may change the schedule of any future production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of oil and natural gas that are ultimately recovered.

        Should one or more of the risks or uncertainties described in this prospectus occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.

        All forward-looking statements, expressed or implied, included in this prospectus are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

        Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus.

PROSPECTUS SUMMARY

        This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated by reference into this prospectus. It does not contain all the information you should consider before investing in our securities. Important information is incorporated by reference into this prospectus. To understand this offering fully, you should read carefully the entire prospectus, including "Risk Factors," together with the additional information described under "Incorporation By Reference."

        Unless otherwise stated or the context otherwise requires, references in this prospectus to "our company," "we," "us," "our" and "ours" refer to Midstates Petroleum Company, Inc. and its subsidiary.

 Our Company

        We are an independent exploration and production company focused on the application of modern drilling and completion techniques to oil-prone resources in the United States. Our operations are primarily focused on exploration and production activities in the Mississippian Lime and the Anadarko Basin.

Chapter 11 Plan of Reorganization

        On April 30, 2016 (the "Petition Date"), we filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Southern District of Texas (the "Bankruptcy Court"). Our Chapter 11 cases (the "Chapter 11 Cases") were jointly administered under the case styled In re Midstates Petroleum Company, Inc., et al., Case No. 16-32237.

        On September 28, 2016, the Bankruptcy Court entered the Findings of Fact, Conclusions of Law, and Order Confirming Debtors' First Amended Joint Chapter 11 Plan of Reorganization of Midstates Petroleum Company, Inc. and its Debtor Affiliate (the "Confirmation Order"), which approved and confirmed the First Amended Joint Chapter 11 Plan of Reorganization of Midstates Petroleum Company, Inc. and its Debtor Affiliate as filed on the same date (the "Plan").

        On October 21, 2016 (the "Effective Date"), we satisfied the conditions to effectiveness set forth in the Confirmation Order and in the Plan, the Plan became effective in accordance with its terms and we emerged from the Chapter 11 Cases.

Principal Executive Offices

        Our principal executive offices are located at 321 South Boston, Suite 1000, Tulsa, Oklahoma 74103, and our telephone number at that address is (918) 947-8550. Information contained on our website, www.midstatespetroleum.com, does not constitute a part of this prospectus.

 The Offering

Common Stock Offered by the Selling Stockholders:	14,470,293 shares, including 996,654 shares of common stock issuable upon exercise of warrants.
Common Stock Outstanding:	24,994,867 shares of common stock outstanding as of January 17, 2017.
Use of Proceeds:	We will not receive any of the proceeds from the sale of any shares of common stock by the selling stockholders.
NYSE MKT Symbol for Common Stock:	"MPO"
Risk Factors:

Investing in our common stock involves a high degree of risk. See "Risk Factors" and the risk factors set forth in the documents incorporated by reference herein for a discussion of factors you should carefully consider before deciding to invest in our common stock.

RISK FACTORS

        Investing in our common stock involves a high degree of risk. Before deciding whether to purchase shares of our common stock, you should carefully consider the risks and uncertainties described under "Risk Factors" in the Annual Report on Form 10-K for the fiscal year ended December 31, 2015, any subsequent Quarterly Report on Form 10-Q and our other filings with the SEC, all of which are incorporated by reference herein. If any of these risks actually occur, our business, financial condition and results of operations could be materially and adversely affected and we may not be able to achieve our goals, the value of our securities could decline and you could lose some or all of your investment. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations.

 USE OF PROCEEDS

        The common stock to be offered and sold using this prospectus will be offered and sold by the selling stockholders named in this prospectus. See "Principal and Selling Stockholders." Accordingly, we will not receive any proceeds from the sale of shares of our common stock in this offering.

 MARKET PRICE OF OUR COMMON STOCK

        Our new common stock is quoted on the NYSE MKT under the symbol "MPO" and has been trading since October 24, 2016. No prior established public trading market existed for our new common stock prior to this date. The following table sets forth the per share range of high and low bid information for our common stock as reported on the NYSE MKT for the periods presented.

Quarter Ended:	High	Low
December 31, 2016 (beginning on October 24, 2016)	$22.65	$17.01
March 31, 2017 (through January 17, 2017)	$21.85	$20.10

        On January 17, 2017, the last sale price of our common stock as reported on the NYSE MKT was $21.39 per share. As of January 17, 2017, we had one holder of record of our common stock, based on information provided by our transfer agent.

PRINCIPAL AND SELLING STOCKHOLDERS

        The following table sets forth as of January 17, 2017 information regarding the beneficial ownership of our common stock and shows the number of shares of common stock and the percentage owned by:

  •
  each member of our board of directors and each of our named executive officers;

  •
  all of the executive officers and members of the board of directors as a group; and

  •
  each person known to beneficially own more than 5% of our common stock, each of whom is a selling stockholder.

        On October 21, 2016, we entered into an agreement containing registration rights with the selling stockholders pursuant to which we were obligated to prepare and file a registration statement to permit the resale of certain common stock held by the selling stockholders from time to time as permitted by Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act. We are registering the common stock described in this prospectus pursuant to this agreement. The following table also sets forth the maximum number of shares of our common stock to be sold by the selling stockholders, the name of each selling stockholder, the nature of any position, office, or other material relationship which the selling stockholder has had, within the past three years, with us or with any of our predecessors or affiliates, and the number of shares and percentage of our common stock to be owned by such stockholders after completion of the offering, assuming the sale of all shares of common stock offered hereby.

        Additionally, the selling stockholders may have sold or transferred some or all of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act since the date on which the information in the table was provided to us. Other information about the selling stockholders may also change over time.

        Except as otherwise indicated, each selling stockholder has sole voting and dispositive power with respect to such shares.

        All information with respect to beneficial ownership has been furnished by the respective 5% or more stockholders, selling stockholders, directors or named executive officers, as the case may be. We have not sought to verify such information.

					Shares of Common Stock Beneficially Owned After Completion of the Offering(2)
	Shares of Common Stock Beneficially Owned Prior to the Offering(1)
				Number of Shares of Common Stock Being Offered Hereby
	Number		Percentage		Number	Percentage
Selling shareholders:
Avenue Capital funds(3)	3,494,914		13.98%	3,494,914	0	*
Centerbridge funds(4)	4,582,301	(5)	18.33%	4,582,301	0	*
Fir Tree funds(6)	6,393,078		25.58%	6,393,078	0	*
Other 5% shareholders:
Man Group plc(7)	1,421,123		5.69%	—	—	—
Directors and named executive officers:
Alan J. Carr	13,451	(8)	*	—	—	—
Frederic F. Brace	131,873	(9)	*	—	—	—
Patrice Douglas	9,001	(10)	*	—	—	—
Neal P. Goldman	9,001	(11)	*	—	—	—
Todd R. Snyder	9,001	(12)	*	—	—	—
Michael S. Reddin	9,001	(13)	*	—	—	—
Bruce H. Vincent	9,001	(14)	*	—	—	—
Nelson M. Haight	95,328	(15)	*	—	—	—
Mitchell G. Elkins	101,653	(16)	*	—	—	—
Scott C. Weatherholt	47,678	(17)	*	—	—	—
Amelia K. Harding	37,347	(18)	*	—	—	—
All directors and executive officers as a group (12 persons)	472,335		1.84%	—	—	—

*
Less than 1%

(1)
The amounts and percentages of common stock beneficially owned are reported on the bases of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a "beneficial owner" of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. The number of shares beneficially owned by a person includes shares of common stock underlying warrants, stock options, convertible preferred stock, and any other derivative securities to acquire common stock held by that person that are currently exercisable or convertible within 60 days after the date of this prospectus. The shares issuable under any such securities are treated as outstanding for computing the percentage ownership of the person holding these securities, but are not treated as outstanding for the purposes of computing the percentage ownership of any other person.

(2)
Assumes the exercise of all warrants and the sale of all shares held by the selling stockholders covered by this prospectus and assumes the selling stockholders do not acquire beneficial ownership of any additional shares of our common stock. The selling stockholders are not obligated to sell any of the shares of our common stock covered by this prospectus. Also assumes no sale by us of shares of our common stock under this registration statement.

(3)
Comprised of 3,494,914 shares of common stock held directly by Avenue Energy Opportunities Fund, L.P. ("Avenue Energy Opportunities Fund"). Avenue Energy Opportunities Partners, LLC is the general partner of Avenue Energy Opportunities Fund. GL Energy Opportunities Partners, LLC is the managing member of Avenue Energy Opportunities Partners, LLC. Avenue Capital Management II, L.P. is the investment adviser to Avenue Energy Opportunities Fund, L.P. Avenue Capital Management II GenPar, LLC is the general partner of Avenue Capital Management II, L.P. Marc Lasry is the managing member of GL Energy Opportunities Partners, LLC and Avenue Capital Management II GenPar, LLC. Each of the foregoing individuals and entities share the power to vote common stock held by Avenue Energy Opportunities Fund.

  The principal address of the foregoing individuals and entities is 399 Park Avenue, 6th Floor, New York, NY 10022.

(4)
Includes 1,204,284 shares of common stock (including 243,053 shares of common stock issuable upon exercise of warrants) held by Centerbridge Credit Partners, L.P. ("Onshore Fund"), 1,068,913 shares of common stock (including 314,836 shares of common stock issuable upon exercise of warrants) held directly by Centerbridge Special Credit Partners II AIV III, L.P. ("SC II AIV III"), 500,970 shares of common stock (including 77,838 shares of common stock issuable upon exercise of warrants) held directly by Centerbridge Credit Partners Offshore Intermediate III, L.P. ("Offshore Int III") and 1,808,134 shares of common stock (including 360,927 shares of common stock issuable upon exercise of warrants) held directly by Centerbridge Credit Partners TE Intermediate I, L.P. ("TE Int I").

Centerbridge Credit Partners General Partner, L.P. ("Credit GP") is the general partner of Onshore Fund and TE Int I. Centerbridge Credit Partners Offshore General Partner, L.P. ("Credit Offshore GP") is the general partner of Offshore Int III. Centerbridge Credit Cayman GP Ltd. ("Credit Cayman GP") is the general partner of Credit GP and Credit Offshore GP. Centerbridge Special Credit Partners General Partner II, L.P. ("SC II GP") is the general partner of SC II AIV III. CSCP II Cayman GP Ltd. ("SC II Cayman GP") is the general partner of SC II GP. Credit GP and Credit Cayman GP share the power to vote and invest the common stock held by Onshore Fund and TE Int I. Credit Offshore GP and Credit Cayman GP share the power to vote and invest the common stock held by Offshore Int III. SC II Cayman GP and SC II GP share the power to vote and invest the common stock held by SC II AIV III. Mark T. Gallogly and Jeffrey H. Aronson, indirectly, through various intermediate entities, control each of Onshore Fund, TE Int I, Offshore Int III and SC II AIV III. Each of Credit GP, Credit Offshore GP, Credit Cayman GP, SC II GP, SC II Cayman GP, Mr. Gallogly and Mr. Aronson disclaims beneficial ownership of such securities. The principal address of the foregoing individuals and entities is 375 Park Avenue, 12th Floor, New York, NY 10152.

(5)
Includes shares issuable upon exercise of warrants.

(6)
Comprised of 1,065,256 shares of common stock held directly by Fir Tree Capital Opportunity (LN) Master Fund, L.P., 3,852,002 shares of common stock held directly by Fir Tree Value (LN) Master Fund, L.P., 109,494 shares of common stock held directly by FT SOF IV Holdings, LLC, 127,358 shares of common stock held directly by FT SOF V Holdings, LLC and 1,238,968 shares of common stock held directly by FT SOF VII AIV Holdings I, LLC. Fir Tree Inc., is the investment manager for the foregoing entities, has the shared power to vote or direct the voting, and to dispose or direct the disposition of, the shares of our common stock beneficially owned by each of the foregoing entities. The principal address of these entities is 55 West 46th Street, 29th Floor, New York, NY 10036.

(7)
The principal address of this entity is Riverbank House, 2 Swan Lane, London EC4R 3AD, United Kingdom.

(8)
Includes 13,351 restricted stock units ("RSUs").

(9)
Includes 131,773 RSUs.

(10)
Includes 8,901 RSUs.

(11)
Includes 8,901 RSUs.

(12)
Includes 8,901 RSUs.

(13)
Includes 8,901 RSUs.

(14)
Includes 8,901 RSUs.

(15)
Includes 95,228 RSUs.

(16)
Includes 101,553 RSUs.

(17)
Includes 47,578 RSUs.

(18)
Includes 37,247 RSUs.

 CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        In the ordinary course of our business, we may enter into transactions with our directors, officers and 5% or greater shareholders.

  Registration Rights Agreement

        On the Effective Date, we entered into a registration rights agreement (the "Registration Rights Agreement") with certain of the pre-emergence creditors that received shares of our common stock (the "Common Stock") on the Effective Date (the "Holders"), as provided in the Plan. The Registration Rights Agreement provides resale registration rights for the Holders' Registrable Securities (as defined in the Registration Rights Agreement).

        Pursuant to the Registration Rights Agreement, we are required to file a Shelf Registration Statement (as defined in the Registration Rights Agreement) with respect to the Registrable Securities within 90 days of the Effective Date. We are required to maintain the effectiveness of any such registration statement until the Registrable Securities covered by the registration statement are no longer Registrable Securities.

        Additionally, holders have customary demand, underwritten offering and piggyback registration rights, subject to the limitations set forth in the Registration Rights Agreement. Under their demand registration rights, Qualified Holders (as defined in the Registration Rights Agreement) may request us to register all or a portion of their Registrable Securities, including on a delayed or continuous basis under Rule 415 of the Securities Act, provided that such offering is expected to yield aggregate gross proceeds of at least $25 million and we are not otherwise in violation of our obligation to file a Shelf Registration Statement. Under their underwritten offering registration rights, Holders also have certain rights to demand that we effectuate the distribution of any or all of their Registrable Securities by means of an underwritten offering pursuant to an effective registration statement. We shall not be obligated to effect more than four underwritten offerings in any twelve-month period and the aggregate proceeds expected to be received from the sale of the Registrable Securities requested to be sold in such underwritten offering, in the good faith judgment of the managing underwriters, must be at least $25 million. We are not obligated to file a registration statement pursuant to a demand notice or conduct an underwritten offering pursuant to a demand notice within 90 days of either a demand registration or an underwritten offering. The Registration Rights Agreement also provides customary piggyback registration rights.

        These registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of shares to be included in a registration statement and our right to delay or withdraw a registration statement under certain circumstances. We will generally pay all registration expenses in connection with our obligations under the Registration Rights Agreement, regardless of whether a registration statement is filed or becomes effective. The registration rights granted in the Registration Rights Agreement are subject to customary indemnification and contribution provisions, as well as customary restrictions such as blackout periods and, if an underwritten offering is contemplated, limitations on the number of shares to be included in the underwritten offering that may be imposed by the managing underwriter.

        The obligations to register shares under the Registration Rights Agreement will terminate with respect to us and each Holder on the first date upon which the Holder no longer owns any Registrable Securities.

DESCRIPTION OF CAPITAL STOCK

  Authorized Capitalization

        The Company's authorized capital stock consists of 300,000,000 shares, which include 250,000,000 shares of common stock and 50,000,000 shares of preferred stock, par value $0.01 per share.

  Common Stock

        Except as provided by law or in a preferred stock designation, holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, will have the exclusive right to vote for the election of directors and do not have cumulative voting rights. Except as otherwise required by law, holders of common stock are not entitled to vote on any amendment to the Second Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") (including any certificate of designations relating to any series of preferred stock) that relates solely to the terms of any outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation (including any certificate of designations relating to any series of preferred stock) or pursuant to the Delaware General Corporation Law (the "DGCL"). Subject to prior rights and preferences that may be applicable to any outstanding shares or series of preferred stock, holders of common stock are entitled to receive ratably in proportion to the shares of common stock held by them such dividends (payable in cash, stock or otherwise), if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments. All outstanding shares of common stock are fully paid and non-assessable, and the shares of common stock that will be issued under this prospectus will be fully paid and non-assessable. The holders of common stock have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in our assets in proportion to the shares of common stock held by them that are remaining after payment or provision for payment of all of our debts and obligations and after distribution in full of preferential amounts to be distributed to holders of outstanding shares of preferred stock, if any.

  Preferred Stock

        Our Certificate of Incorporation authorizes our board of directors, subject to any limitations prescribed by law, without further stockholder approval, to establish and to issue from time to time one or more classes or series of preferred stock, par value $0.01 per share, covering up to an aggregate of 50,000,000 shares of preferred stock. Each class or series of preferred stock will cover the number of shares and will have the powers, preferences, rights, qualifications, limitations and restrictions determined by the board of directors, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights, preemptive rights and redemption rights. Except as provided by law or in a preferred stock designation, the holders of preferred stock will not be entitled to vote at or receive notice of any meeting of stockholders.

  Anti-Takeover Effects of Provisions of our Amended and Restated Certificate of Incorporation, our Amended and Restated Bylaws and Delaware Law

        Some provisions of Delaware law, and our Certificate of Incorporation and our Amended and Restated Bylaws (the "Bylaws") described below, will contain provisions that could make the following transactions more difficult: acquisitions of us by means of a tender offer, a proxy contest or otherwise; or removal of our incumbent officers and directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

        These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

  Delaware Law

        We are not subject to the provisions of Section 203 of the DGCL, regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a three-year period following the time that such stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes, among other things, a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation's outstanding voting stock. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

  •
  the transaction is approved by the board of directors before the date the interested stockholder attained that status;

  •
  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

  •
  on or after such time, the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

        A Delaware corporation may "opt out" of Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or Bylaws resulting from amendments approved by the holders of at least a majority of the corporation's outstanding voting shares. We elected to "opt out" of the provisions of Section 203.

  Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

        Provisions of our Certificate of Incorporation and amended and restated Bylaws may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock.

        Among other things, our Certificate of Incorporation and Bylaws:

  •
  permit our board of directors to issue up to 50,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate;

  •
  provide that the authorized number of directors may be changed only by resolution of the board of directors;

  •
  provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum (prior to such time, vacancies may also be filled by the affirmative vote of the holders of a majority of our then outstanding common stock);

  •
  provide that our amended and restated Bylaws may only be amended by the affirmative vote of the holders of a majority of our then outstanding common stock or by resolution adopted by a majority of the directors); and

  •
  provide that special meetings of our stockholders may only be called by the board of directors, the chief executive officer or the chairman of the board or the board of directors;

  •
  eliminate the personal liability of our directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by the DGCL and indemnify our directors and officers to the fullest extent permitted by Section 145 of the DGCL;

  •
  provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner, and also specify requirements as to the form and content of a stockholder's notice; and

  •
  not provide for cumulative voting rights, therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose.

  Limitation of Liability and Indemnification Matters

        Our Certificate of Incorporation limits the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the DGCL. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

  •
  for any breach of their duty of loyalty to us or our stockholders;

  •
  for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  •
  for unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the DGCL; or

  •
  for any transaction from which the director derived an improper personal benefit.

        Any amendment, repeal or modification of these provisions will be prospective only and would not affect any limitation on liability of a director for acts or omissions that occurred prior to any such amendment, repeal or modification.

        Our Certificate of Incorporation and amended and restated Bylaws also provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. Our Certificate of Incorporation and amended and restated Bylaws also permit us to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of that person's actions as our officer, director, employee or agent, regardless of whether Delaware law would permit indemnification. We intend to enter into indemnification agreements with each of our current and future directors and officers. These agreements will require us to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that the limitation of liability provision in our Certificate of Incorporation and the indemnification agreements will facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.

  Other Rights

        Under the terms of our Certificate of Incorporation and the Bylaws, we are prohibited from issuing any non-voting equity securities to the extent required under Section 1123(a)(6) of the Bankruptcy Code and only for so long as Section 1123 of the Bankruptcy Code is in effect and applicable to the Company.

  Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

 PLAN OF DISTRIBUTION

        As of the date of this prospectus, we have not been advised by the selling shareholders as to any plan of distribution. Distributions of the common stock by the selling shareholders, or by their partners, pledgees, donees (including charitable organizations), transferees or other successors in interest, may from time to time be offered for sale either directly by such individual, or through underwriters, dealers or agents or on any exchange on which the common stock may from time to time be traded, in the over-the-counter market, or in independently negotiated transactions or otherwise. The methods by which the common stock may be sold include:

  •
  privately negotiated transactions;

  •
  underwritten transactions;

  •
  exchange distributions and/or secondary distributions;

  •
  sales in the over-the-counter market;

  •
  ordinary brokerage transactions and transactions in which the broker solicits purchasers;

  •
  broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

  •
  a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

  •
  short sales;

  •
  through the writing of options on the shares, whether or not the options are listed on an options exchange;

  •
  through the distributions of the shares by any selling stockholder to its partners, members or stockholders;

  •
  a combination of any such methods of sale; and

  •
  any other method permitted pursuant to applicable law.

        The selling stockholders may also sell common stock pursuant to Section 4(a)(2) of the Securities Act or under Rule 144 under the Securities Act, in each case if available, rather than under this prospectus.

        Such transactions may be effected by the selling stockholders at market prices prevailing at the time of sale or at negotiated prices. The selling stockholders may effect such transactions by selling the securities to underwriters or to or through broker-dealers, and such underwriters or broker-dealers may receive compensations in the form of discounts or commissions from the selling stockholders and may receive commissions from the purchasers of the securities for whom they may act as agent. The selling stockholders may agree to indemnify any underwriter, broker-dealer or agent that participates in transactions involving sales of the common stock against certain liabilities, including liabilities arising under the Securities Act. We have agreed to register the common stock for sale under the Securities Act and to indemnify the selling stockholders and each person who participates as an underwriter in the offering of the common stock against certain civil liabilities, including certain liabilities under the Securities Act.

        In connection with sales of the securities under this prospectus, the selling stockholders may enter into hedging transactions with broker-dealers, who may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders also may sell securities short and deliver them to close their short positions, or loan or pledge the securities to broker-dealers that in turn may sell them.

        The selling stockholders may from time to time pledge or grant a security interest in some or all of the common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424 or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

        The selling stockholders and any underwriters, dealers or agents that participate in distribution of the securities may be deemed to be underwriters, and any profit on sale of the securities by them and any discounts, commissions or concessions received by any underwriter, dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act.

        There can be no assurances that the selling shareholders will sell any or all of the securities offered under this prospectus.

LEGAL MATTERS

        Certain legal matters in connection with our common stock offered hereby will be passed upon for us by Kirkland & Ellis LLP, Houston, Texas.

 EXPERTS

        The consolidated financial statements incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2015, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which expresses an unqualified opinion and includes an explanatory paragraph regarding going concern uncertainty) incorporated herein by reference. Such consolidated financial statements have been incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        Certain estimates of our net oil and natural gas reserves and related information included or incorporated by reference in this prospectus have been derived from reports prepared by Cawley, Gillespie & Associates, Inc. and Netherland, Sewell & Associates, Inc. All such information has been so included or incorporated by reference on the authority of such firms as experts regarding the matters contained in their reports.

 WHERE YOU CAN FIND MORE INFORMATION

        We are required to file annual and quarterly reports and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C., 20549. Please call 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our filings will also be available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov. Our reports and other information that we have filed, or may in the future file, with the SEC are not incorporated by reference into and do not constitute part of this prospectus.

        We have filed with the SEC a registration statement on Form S-1 (including the exhibits, schedules and amendments thereto) under the Securities Act, with respect to the shares of our common stock common stock that may be issued upon exercise of warrants offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to the common stock offered hereby, we refer you to the registration statement and the exhibits and schedules filed therewith. Statements contained in this prospectus as to the contents of any contract, agreement or any other document are summaries of the material terms of such contract, agreement or other document and are not necessarily complete. With respect to each of these contracts, agreements or other documents filed as an exhibit to the registration statement, reference is made to the exhibits for a more complete description of the matter involved.

 INCORPORATION BY REFERENCE

        We "incorporate by reference" information from other documents that we file with the SEC into this prospectus, which means that we disclose important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus except for any information that is superseded by information included directly in this prospectus, and the information that we file later with the SEC will automatically supersede this information. Any statement contained in this prospectus or any prospectus supplement or a document incorporated by reference in this prospectus or in any prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is incorporated by reference in this prospectus modifies or superseded the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should not assume that the information in this prospectus is current as of the date other than the date on the cover page of this prospectus.

        The following documents previously filed by us with the SEC are incorporated by reference in this prospectus:

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2015;

  •
  Our Quarterly Reports on Form 10-Q, as filed with the SEC on May 13, 2016, August 12, 2016 and November 10, 2016;

  •
  Our Current Reports on Form 8-K, as filed with the SEC on February 9, 2016, February 16, 2016, April 1, 2016, April 4, 2016, May 2, 2016 (filed at 6:04 a.m. EST), July 6, 2016, September 7, 2016, October 4, 2016, October 27, 2016, November 29, 2016 and January 17, 2017; and

  •
  The description of our common stock contained in our Registration Statement on Form 8-A, as filed with the SEC on October 21, 2016, including any amendment to that form that we may file in the future for the purpose of updating the description of our common stock.

        We are also incorporating by reference into this prospectus any additional documents that we may file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the effective date of the registration statement and prior to the termination of the offering.

        You may request a copy of any document incorporated by reference in this prospectus and any exhibit specifically incorporated by reference in those documents, at no cost, by writing or telephoning us at the following address or phone number:

Midstates Petroleum Company, Inc.
321 South Boston, Suite 1000
Tulsa, Oklahoma 74103
(918) 947-8550

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution

        The following table sets forth an itemized statement of the amounts of all expenses payable by us in connection with the registration of the common stock offered hereby. With the exception of the SEC Registration Fee, the amounts set forth below are estimates.

SEC Registration Fee	$35,170
Accountants' fees and expenses	$40,000
Legal fees and expenses	$80,000
Printing and engraving expenses	$40,000
Transfer agent and registrar fees	$50,000
Miscellaneous	$50,000

Total	$295,170

Item 14.    Indemnification of Directors and Officers

        Section 145(a) of Delaware General Corporation Law ("DGCL") provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

        Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue, or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or other adjudicating court shall deem proper.

        Section 145(e) of the DGCL provides that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized by Section 145 of the DGCL. Section 145(e) of the DGCL further provides that such expenses (including attorneys' fees) incurred by former directors and officers or other employees or agents of the corporation may be so paid upon such terms and conditions as the corporation deems appropriate.

        Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

        The Registrant's amended and restated bylaws provide that the Registrant will indemnify and hold harmless, to the fullest extent permitted by the DGCL, any person who was or is made or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she is or was one of the Registrant's directors or officers or is or was serving at the Registrant's request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. The Registrant's amended and restated certificate of incorporation further provide for the advancement of expenses to each of its officers and directors.

        The Registrant's amended and restated certificate of incorporation provides that, to the fullest extent permitted by the DGCL, the Registrant's directors shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. Under Section 102(b)(7) of the DGCL, the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty can be limited or eliminated except (1) for any breach of the director's duty of loyalty to the corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the DGCL (relating to unlawful payment of dividend or unlawful stock purchase or redemption); or (4) for any transaction from which the director derived an improper personal benefit.

        The Registrant also maintains a general liability insurance policy which covers certain liabilities of directors and officers of the Registrant arising out of claims based on acts or omissions in their capacities as directors or officers, whether or not the Registrant would have the power to indemnify such person against such liability under the DGCL or the provisions of the Registrant's certificate of incorporation.

        The Registrant has also entered into indemnification agreements with each of the Registrant's directors and executive officers. These agreements provide that the Registrant will indemnify each of its directors and such officers to the fullest extent permitted by law and by the Registrant's certificate of incorporation or bylaws.

Item 15.    Recent Sales of Unregistered Securities

        On the Effective Date, pursuant to the terms of the Plan, we issued 24,687,500 shares of our common stock, 4,411,765 warrants to acquire common stock to creditors and, upon an order of the Bankruptcy Court entered on November 7, 2016, made a subsequent issuance of 312,500 shares of our common stock and 2,213,789 warrants to acquire common stock.

        The common stock and the warrants were issued under the Plan pursuant to an exemption from the registration requirements of the Securities Act under Section 1145 of Chapter 11 of the Bankruptcy Code.

Item 16.    Exhibits and Financial Statement Schedules

  (a)
  Exhibits. Reference is made to the Exhibit Index following the signature pages hereto, which Exhibit Index is hereby incorporated by reference into this item.

Item 17.    Undertakings

        The undersigned registrant hereby undertakes:

          (a)   to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii)  to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

          (b)   that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (c)   to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

          (d)   that, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

              (i)  If the registrant is relying on Rule 430B:

              (A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

              (B)  each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

             (ii)  if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on January 18, 2017.

MIDSTATES PETROLEUM COMPANY, INC.
By:	/s/ SCOTT C. WEATHERHOLT
	Name:	Scott C. Weatherholt
	Title:	Vice President—General Counsel & Corporate Secretary; Vice President—Land

        Each person whose signature appears below hereby constitutes and appoints Frederic F. Brace, Nelson M. Haight, and Scott C. Weatherholt, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 18, 2017.

Signature	Title

/s/ FREDERIC F. BRACE Frederic F. Brace	Chief Executive Officer and Director (Principal Executive Officer)
/s/ NELSON M. HAIGHT Nelson M. Haight	Chief Financial Officer (Principal Financial Officer)
/s/ RICHARD W. MCCULLOUGH Richard W. McCullough	Vice President and Chief Accounting Officer (Principal Accounting Officer)
/s/ ALAN J. CARR Alan J. Carr	Director (Chairman)

Signature	Title

/s/ PATRICE DOUGLAS Patrice Douglas	Director
/s/ NEAL P. GOLDMAN Neal P. Goldman	Director
/s/ TODD R. SNYDER Todd R. Snyder	Director
/s/ MICHAEL S. REDDIN Michael S. Reddin	Director
/s/ BRUCE H. VINCENT Bruce H. Vincent	Director

EXHIBIT INDEX

Exhibit Number		Description
2.1		First Amended Joint Chapter 11 Plan Of Reorganization of Midstates Petroleum Company, Inc. and its Debtor Affiliates, dated September 28, 2016 (filed as Exhibit 2.1 to the Company's Current Report on Form 8-K filed on October 4, 2016, and incorporated herein by reference).
2.2
Findings of Fact, Conclusions of Law, and Order Confirming Debtors' First Amended Joint Chapter 11 Plan of Reorganization, as entered by the Bankruptcy Court on September 28, 2016. (incorporated by reference from the Registrant's current report on Form 8-K filed on October 4, 2016).
3.1
Second Amended and Restated Certificate of Incorporation of Midstates Petroleum Company, Inc. (filed as Exhibit 3.1 to the Company's Registration Statement on Form 8-A filed on October 21, 2016, and incorporated herein by reference).
3.2
Amended and Restated Bylaws of Midstates Petroleum Company, Inc. (filed as Exhibit 3.2 to the Company's Registration Statement on Form 8-A filed on October 21, 2016, and incorporated herein by reference).
4.1
Warrant Agreement, dated as of October 21, 2016 between Midstates Petroleum Company, Inc. and American Stock Transfer & Trust Company, LLC (filed as Exhibit 4.1 to the Company's Current Report on Form 8-K filed on October 27, 2016, and incorporated herein by reference).
4.2
Warrant Agreement, dated as of October 21, 2016, between Midstates Petroleum Company, Inc. and American Stock Transfer & Trust Company, LLC (filed as Exhibit 4.2 to the Company's Current Report on Form 8-K filed on October 27, 2016, and incorporated herein by reference).
5.1	*	Opinion of Kirkland & Ellis LLP regarding the validity of the securities being registered.
10.1
Registration Rights Agreement, dated October 21, 2016, between Midstates Petroleum Company, Inc. and certain holders party thereto (filed as Exhibit 10.1 to the Company's Registration Statement on Form 8-A filed on October 21, 2016, and incorporated herein by reference).
10.2
Midstates Petroleum Company, Inc. 2016 Long Term Incentive Plan (filed as Exhibit 10.1 to the Company's Registration Statement on Form S-8 filed on October 24, 2016, and incorporated herein by reference).
10.3
Senior Secured Credit Agreement, dated as of October 21, 2016, by and among Midstates Petroleum Company, Inc., Midstates Petroleum Company LLC, as borrower, SunTrust Bank, as administrative agent, and certain lenders party thereto (filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed on October 27, 2016, and incorporated herein by reference).
10.4		Employment Agreement of Frederic F. Brace, dated October 21, 2016 (filed as Exhibit 10.3 to the Company's Current Report on Form 8-K filed on October 27, 2016, and incorporated herein by reference).
10.5		Employment Agreement of Nelson M. Haight, dated October 21, 2016 (filed as Exhibit 10.4 to the Company's Current Report on Form 8-K filed on October 27, 2016, and incorporated herein by reference).
10.6		Employment Agreement of Mitchell G. Elkins, dated October 21, 2016 (filed as Exhibit 10.5 to the Company's Current Report on Form 8-K filed on October 27, 2016, and incorporated herein by reference).

Exhibit Number		Description
10.7		Form of Midstates Petroleum Company, Inc. Director Restricted Stock Unit Agreement (filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed on November 29, 2016, and incorporated herein by reference).
10.8
Form of Midstates Petroleum Company, Inc. Director Restricted Stock Unit Agreement Pursuant to the 2016 Long Term Incentive Plan (filed as Exhibit 10.2 to the Company's Current Report on Form 8-K filed on November 29, 2016, and incorporated herein by reference).
21.1		List of Subsidiaries of the Company (incorporated by reference from the Registrant's annual report on Form 10-K filed on March 30, 2016).
23.1	*	Consent of Kirkland & Ellis LLP (contained in Exhibit 5.1).
23.2	*	Consent of Deloitte & Touche LLP
23.3	*	Consent of Netherland, Sewell and Associates, Inc.
23.4	*	Consent of Cawley, Gillespie & Associates, Inc.
24.1	*	Powers of Attorney (included on signature pages of this Registration Statement).

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Filed herewith